UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    October 20, 2016

Snap-on Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-7724	39-0622040
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 80th Street, Kenosha, Wisconsin 53143-5656
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (262) 656-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02          Results of Operations and Financial Condition

On October 20, 2016, Snap-on Incorporated (the “Corporation”) issued a press release entitled “Snap-on Announces Third Quarter 2016 Results; Diluted EPS of $2.22 increases 12.1%; Operating earnings before financial services of 18.9% of sales up 140 basis points; Reported net sales up 1.5%; Organic net sales up 2.6%.” The text of the press release is furnished herewith as Exhibit 99 and incorporated herein by reference.

The press release contains cautionary statements identifying important factors that could cause actual results of the Corporation to differ materially from those described in any forward-looking statement of the Corporation.

The press release also contains information concerning the impacts of foreign currency translation on certain items of reported results, and this information may include non-GAAP financial measures. The Corporation presents information in this manner to show changes in these items of reported results apart from those related to the quarterly volatility of foreign currency changes.

Item 9.01          Financial Statements and Exhibits (furnished pursuant to Item 2.02)

(d) Exhibits

99            Press Release of Snap-on Incorporated, dated October 20, 2016

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Snap-on Incorporated has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNAP-ON INCORPORATED

Date:	October 20, 2016	By:	/s/ Aldo J. Pagliari
Aldo J. Pagliari, Principal Financial Officer,
Senior Vice President - Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99	Press Release of Snap-on Incorporated, dated October 20, 2016